Exhibit 99.1
NEWS RELEASE
For immediate release

Contact:	R. Scott Donovan, Chief Financial Officer (203) 977-0199
Odyssey Re Holdings Corp. Reports Second Quarter 2008 Results
Stamford, CT — July 31, 2008 — Odyssey Re Holdings Corp. (NYSE: ORH) today reported net income available to common shareholders of $65.2 million, or $1.00 per diluted share, for the quarter ended June 30, 2008, compared to $145.5 million, or $2.02 per diluted share, for the quarter ended June 30, 2007. Operating income after tax (1) was $35.5 million, or $0.54 per diluted share, for the second quarter of 2008, compared to $66.8 million, or $0.93 per diluted share, for the second quarter of 2007. Included in second quarter 2008 net income available to common shareholders were after-tax net realized gains of $29.7 million, or $0.46 per diluted share, compared to after-tax net realized gains of $78.7 million, or $1.09 per diluted share, for the second quarter of 2007. For the six months ended June 30, 2008, net income available to common shareholders was $314.2 million, or $4.70 per diluted share, compared to $232.1 million, or $3.22 per diluted share, for the comparable period of 2007.
Highlights for the second quarter of 2008:
•	Pre-tax income for the second quarter of 2008 of $100.6 million, after-tax net income available to common shareholders of $65.2 million ($1.00 per diluted share);
•	Shareholders’ equity of $2.7 billion as of June 30, 2008;
•	Book value per common share(2) of $40.61 as of June 30, 2008, an increase of $3.83, or 10.4%, compared to December 31, 2007, and an increase of $10.34, or 34.2%, compared to June 30, 2007;
•	Total invested assets and cash of $7.9 billion as of June 30, 2008, an increase of 1.0% compared to December 31, 2007;
•	3.6 million shares of the Company’s common stock were repurchased during the second quarter for $133.1 million, and the Company repurchased 512,700 shares of its common stock from July 1 through July 30, 2008 for $18.7 million. From the inception of the repurchase program in June 2007 through July 30, 2008, the Company has repurchased and retired 8.9 million shares of its common stock at an aggregate cost of $323.8 million, an average repurchase price of $36.54 per share; and
•	The Company‘s Board of Directors approved a 20% increase in the Company’s quarterly common stock dividend, and declared a quarterly cash dividend of $0.075 per common share, payable on September 26, 2008 to common shareholders of record on September 12, 2008.
Gross premiums written for the quarter ended June 30, 2008 were $566.2 million, compared to $553.3 million for the quarter ended June 30, 2007. Gross premiums written related to the Company’s worldwide reinsurance business increased 3.6%, due largely to appreciation in our non-U.S. dollar denominated business. Gross premiums written related to the Company’s insurance business were relatively flat compared to the quarter ended June 30, 2007. Net premiums written for the second quarter of 2008 were $503.5 million, a slight decrease compared to second quarter 2007 net premiums written of $505.1 million.
The combined ratio for the second quarter of 2008 was 98.7%, compared to 93.9% for the second quarter of 2007. Results for the three months ended June 30, 2008 reflect net current year catastrophe losses, principally related to our EuroAsia division, of $23.2 million, after tax, or $0.36 per diluted share, compared to $12.2 million, or $0.17 per diluted share, for the second quarter of 2007. For the six months ended June 30, 2008 and 2007, the combined ratio was 98.5% and 95.1%, respectively.

Net investment income amounted to $64.7 million for the second quarter of 2008, compared to $84.5 million for the second quarter of 2007. Net pre-tax realized gains were $45.6 million for the second quarter of 2008, compared to $121.1 million for the second quarter of 2007. Included in net pre-tax realized gains for the second quarter of 2007 is $119.2 million related to the sale of the Company’s 13.2% ownership of Hub International Limited. Net unrealized gains, after tax, were $16.4 million at June 30, 2008, compared to net unrealized gains of $88.3 million at December 31, 2007. At June 30, 2008, total investments and cash were $7.9 billion, an increase of $77.8 million compared to December 31, 2007.
For the quarter ended June 30, 2008, net cash flow from operations was $15.2 million, an increase from $2.0 million for the three months ended June 30, 2007.
In the second quarter of 2008, OdysseyRe paid a cash dividend of $0.0625 per common share on June 27, 2008 to common shareholders of record as of June 13, 2008.
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(1)	“Operating income” after tax is a non-generally accepted accounting principles (“GAAP”) financial measure often used by investors to evaluate performance in the insurance and reinsurance industry. Operating income after tax is equal to net income available to common shareholders, excluding net realized gains. Although realized gains or losses are an integral part of the Company’s operations, the amount recognized during any particular period cannot be reasonably estimated and can vary significantly. Management believes that providing operating income after tax to investors is a useful supplement to GAAP information concerning the Company’s performance. A reconciliation of net income available to common shareholders to operating income, after tax and related amounts per diluted share is as follows (in millions, except per share amounts):

		Three months ended (unaudited)
	June 30, 2008		June 30, 2007
		Per Diluted		Per Diluted
	$	Share	$	Share
Net income available to common shareholders	$65.2	$1.00	$145.5	$2.02
Less: Net realized gains, after tax	29.7	0.46	78.7	1.09

Operating income, after tax	$35.5	$0.54	$66.8	$0.93

		Six months ended (unaudited)
	June 30, 2008		June 30, 2007
		Per Diluted		Per Diluted
	$	Share	$	Share
Net income available to common shareholders	$314.2	$4.70	$232.1	$3.22
Less: Net realized gains, after tax	239.6	3.58	110.0	1.52

Operating income, after tax	$74.6	$1.12	$122.1	$1.70

(2)	Book value per common share, a financial measure often used by investors, is calculated using common shareholders’ equity, a non-GAAP financial measure, which represents total shareholders’ equity, a GAAP financial measure, reduced by the equity attributable to our preferred stock. The common shareholders’ equity is divided by our common shares outstanding at the end of each respective period to derive book value per common share, as reflected in the following table (in millions, except share amounts).

	June 30,	December 31,	June 30,
	2008	2007	2007
Total shareholders’ equity	$2,691.5	$2,654.7	$2,284.1
Less: equity related to preferred stock	97.5	97.5	97.5

Total common shareholders’ equity	$2,594.0	$2,557.2	$2,186.6

Common shares outstanding	63,883,378	69,521,494	72,229,135

Book value per common share	$40.61	$36.78	$30.27

# # #
A conference call to discuss second quarter results will be held at 10:00 a.m. Eastern Daylight Saving Time on Friday, August 1, 2008.
A live audio webcast of the conference call will be available on the Odyssey Re Holdings Corp. web site (www.odysseyre.com). In addition, callers not able to access the Internet may listen to the conference call by dialing (888) 208-1379 (domestic) or (913) 981-5549 (international) and asking for the OdysseyRe call. A replay of the call will be available from 12:00 p.m. Eastern Daylight Saving Time on Friday, August 1, 2008 until 11:59 p.m. Eastern Daylight Saving Time on Saturday, August 9, 2008. To access the replay, please call either (888) 203-1112 (domestic) or (719) 457-0820 (international); the passcode number is 1627904.
# # #
Odyssey Re Holdings Corp. is a leading worldwide underwriter of property and casualty treaty and facultative reinsurance, as well as specialty insurance. OdysseyRe operates through its subsidiaries, Odyssey America Reinsurance Corporation, Hudson Insurance Company, Hudson Specialty Insurance Company, Clearwater Insurance Company, Newline Underwriting Management Limited, Newline Asia Services Pte. Ltd. and Newline Insurance Company Limited. The Company underwrites through offices in the United States, London, Paris, Singapore, Toronto and Latin America. Odyssey Re Holdings Corp. is listed on the New York Stock Exchange under the symbol ORH.
# # #
Certain statements contained herein may constitute forward-looking statements and are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: a reduction in net income if the Company’s loss reserves are insufficient; the occurrence of catastrophic events with a frequency or severity exceeding the Company’s estimates; the lowering or loss of one of the Company’s financial or claims-paying ratings, including those of the Company’s subsidiaries; an inability to realize the Company’s investment objectives; a decrease in the level of demand for the Company’s reinsurance or insurance business, or increased competition; emerging claim and coverage issues; risks relating to ongoing investigations by U.S. government authorities; the risk that ongoing regulatory developments will disrupt the Company’s business or mandate changes in industry practices that increase the Company’s costs; changes in economic conditions, including interest rate, currency, equity and credit conditions; the Company’s inability to access its subsidiaries’ cash; loss of services of any of the Company’s key employees; risks related to the Company’s use of reinsurance brokers; failure of the Company’s reinsurers to honor their obligations; regulatory and legislative changes; risks associated with the growth of the Company’s specialty insurance business; and other factors that are described in the Company’s filings with the Securities and Exchange Commission. Except as otherwise required by federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.
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Visit OdysseyRe’s web site — www.odysseyre.com — for additional information about the Company. In addition, anyone may view the Company’s historical press releases and filings with the Securities and Exchange Commission, which provide additional data regarding the Company’s prior quarterly and year-to-date results. This historical information may be found on OdysseyRe’s web site under “Investor Information.”
# # #
Consolidated financial and segment information follows:

ODYSSEY RE HOLDINGS CORP.
CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	June 30,	December 31,
	2008	2007
	(unaudited)
ASSETS
Investments and cash:
Fixed income securities, available for sale, at fair value (amortized cost $3,970,032 and $4,370,999, respectively)	$3,906,724	$4,402,260
Fixed income securities, held as trading securities, at fair value (amortized cost $332,121 and $232,505, respectively)	344,391	243,164
Redeemable preferred stock, at fair value (cost $814 and $2,086, respectively)	508	1,187
Equity securities:
Common stocks, at fair value (cost $989,510 and $805,707, respectively)	1,053,276	885,751
Common stocks, at equity	146,886	157,450
Short-term investments, at fair value	561,075	483,757
Cash and cash equivalents	1,277,178	897,963
Cash and cash equivalents held as collateral	184,718	295,225
Other invested assets	382,529	412,687

Total investments and cash	7,857,285	7,779,444
Accrued investment income	83,644	70,597
Premiums receivable	525,691	470,227
Reinsurance recoverable on paid losses	64,587	83,123
Reinsurance recoverable on unpaid losses	644,121	643,509
Prepaid reinsurance premiums	81,471	60,528
Funds held by reinsureds	134,214	151,997
Deferred acquisition costs	151,536	150,800
Other assets	114,599	90,776

Total assets	$9,657,148	$9,501,001

LIABILITIES
Unpaid losses and loss adjustment expenses	$5,203,060	$5,119,085
Unearned premiums	739,243	724,272
Reinsurance balances payable	142,161	98,864
Funds held under reinsurance contracts	73,877	84,696
Debt obligations	489,216	489,154
Federal and foreign income taxes payable	44,446	13,615
Obligation to return borrowed securities	—	60,675
Other liabilities	273,639	255,940

Total liabilities	6,965,642	6,846,301

SHAREHOLDERS’ EQUITY
Preferred shares, $0.01 par value; 200,000,000 shares authorized; 2,000,000 Series A shares and 2,000,000 Series B shares issued and outstanding	40	40
Common shares, $0.01 par value; 500,000,000 shares authorized; 63,973,226 and 69,684,726 shares issued, respectively	640	697
Additional paid-in capital	743,516	958,544
Treasury shares, at cost (89,848 and 163,232 shares, respectively)	(3,373)	(6,250)
Accumulated other comprehensive income, net of deferred income taxes	27,759	85,023
Retained earnings	1,922,924	1,616,646

Total shareholders’ equity	2,691,506	2,654,700

Total liabilities and shareholders’ equity	$9,657,148	$9,501,001

ODYSSEY RE HOLDINGS CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (UNAUDITED)
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	Six Months Ended June 30,		Three Months Ended June 30,
	2008	2007	2008	2007
REVENUES
Gross premiums written	$1,143,712	$1,121,510	$566,158	$553,296
Ceded premiums written	122,410	90,240	62,676	48,246

Net premiums written	1,021,302	1,031,270	503,482	505,050
Decrease in unearned premiums	5,664	22,383	12,056	9,696

Net premiums earned	1,026,966	1,053,653	515,538	514,746
Net investment income	137,824	166,003	64,696	84,527
Net realized investment gains	368,625	169,163	45,631	121,066

Total revenues	1,533,415	1,388,819	625,865	720,339

EXPENSES
Losses and loss adjustment expenses	712,304	703,393	360,054	335,879
Acquisition costs	213,193	214,848	105,046	107,026
Other underwriting expenses	86,395	83,827	43,620	40,253
Other expense, net	19,210	8,157	8,114	2,676
Interest expense	17,437	18,876	8,394	9,375

Total expenses	1,048,539	1,029,101	525,228	495,209

Income before income taxes	484,876	359,718	100,637	225,130

Federal and foreign income tax provision (benefit):
Current	179,943	110,664	69,256	87,002
Deferred	(12,952)	12,770	(35,559)	(9,508)

Total federal and foreign income tax provision	166,991	123,434	33,697	77,494

Net income	317,885	236,284	66,940	147,636
Preferred dividends	(3,687)	(4,184)	(1,774)	(2,092)

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$314,198	$232,100	$65,166	$145,544

BASIC
Weighted average common shares outstanding	66,435,956	70,806,701	64,832,570	71,147,476

Basic earnings per common share	$4.73	$3.28	$1.01	$2.05

DILUTED
Weighted average common shares outstanding	66,908,950	72,102,503	65,294,264	72,054,996

Diluted earnings per common share	$4.70	$3.22	$1.00	$2.02

DIVIDENDS
Dividends declared per common share	$0.13	$0.13	$0.06	$0.06

COMPREHENSIVE INCOME
Net income	$317,885	$236,284	$66,940	$147,636
Other comprehensive loss, net of tax	(55,879)	(42,092)	(51,832)	(34,184)

Comprehensive income	$262,006	$194,192	$15,108	$113,452

ODYSSEY RE HOLDINGS CORP.
BUSINESS SEGMENTS (UNAUDITED)
(IN THOUSANDS)

	Six Months Ended			Three Months Ended
	June 30,		%	June 30,		%
	2008	2007	Change	2008	2007	Change
GROSS PREMIUMS WRITTEN
Americas	$364,174	$418,088	(12.9)%	$174,580	$200,412	(12.9)%
EuroAsia	340,456	288,768	17.9	182,509	145,344	25.6
London Market	180,273	161,614	11.5	79,215	81,324	(2.6)
U.S. Insurance	258,809	253,040	2.3	129,854	126,216	2.9

Total	$1,143,712	$1,121,510	2.0%	$566,158	$553,296	2.3%

NET PREMIUMS WRITTEN
Americas	$357,231	$408,646	(12.6)%	$171,968	$196,982	(12.7)%
EuroAsia	327,473	277,049	18.2	176,625	142,277	24.1
London Market	140,531	141,937	(1.0)	56,464	71,036	(20.5)
U.S. Insurance	196,067	203,638	(3.7)	98,425	94,755	3.9

Total	$1,021,302	$1,031,270	(1.0)%	$503,482	$505,050	(0.3)%

NET PREMIUMS EARNED
Americas	$378,097	$418,824	(9.7)%	$181,701	$198,067	(8.3)%
EuroAsia	299,637	274,609	9.1	156,361	137,492	13.7
London Market	147,362	156,171	(5.6)	70,689	74,988	(5.7)
U.S. Insurance	201,870	204,049	(1.1)	106,787	104,199	2.5

Total	$1,026,966	$1,053,653	(2.5)%	$515,538	$514,746	0.2%

	Six Months Ended		Percentage	Three Months Ended		Percentage
	June 30,		Point	June 30,		Point
	2008	2007	Change	2008	2007	Change
LOSSES AND LOSS ADJUSTMENT EXPENSES RATIO
Americas	66.0%	68.6%	(2.6)	65.0%	70.3%	(5.3)
EuroAsia	78.7	70.5	8.2	79.9	67.4	12.5
London Market	61.5	58.4	3.1	60.2	52.5	7.7
U.S. Insurance	67.5	64.3	3.2	69.8	62.1	7.7

Total	69.4%	66.8%	2.6	69.8%	65.3%	4.5

ACQUISITION COSTS AND OTHER UNDERWRITING EXPENSES RATIO
Americas	32.9%	30.7%	2.2	32.8%	31.2%	1.6
EuroAsia	26.0	27.5	(1.5)	26.1	27.9	(1.8)
London Market	28.5	26.2	2.3	30.1	25.9	4.2
U.S. Insurance	27.5	26.2	1.3	25.3	26.6	(1.3)

Total	29.1%	28.3%	0.8	28.9%	28.6%	0.3

COMBINED RATIO
Americas	98.9%	99.3%	(0.4)	97.8%	101.5%	(3.7)
EuroAsia	104.7	98.0	6.7	106.0	95.3	10.7
London Market	90.0	84.6	5.4	90.3	78.4	11.9
U.S. Insurance	95.0	90.5	4.5	95.1	88.7	6.4

Total	98.5%	95.1%	3.4	98.7%	93.9%	4.8